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Exhibit 1

Terms Agreement

ABN AMRO Incorporated Deutsche Bank Securities Inc. As Representatives of the several Underwriters named in Schedule I hereto,
c/o ABN AMRO Incorporated 55 East 52nd Street, 6th Floor New York, New York 10055	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

        May 11, 2005

Ladies and Gentlemen:

        Petro-Canada, a Canadian corporation (the "Parent"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Basic Provisions, dated November 8, 2004 (the "Basic Provisions"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). The Basic Provisions are incorporated herein by reference in their entirety, and shall be deemed to be a part of this agreement (the "Terms Agreement" and, together with the Basic Provisions, the "Underwriting Agreement") to the same extent as if such Basic Provisions had been set forth in full herein, except that the references to December 31, 2003 in Sections 1(s) and 5(h) of the Basic Provisions are hereby amended to refer to December 31, 2004; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty which refers to the Canadian Prospectus or the U.S. Prospectus in Section 1 of the Basic Provisions shall be deemed to be a representation or warranty as of the date of the Basic Provisions in relation to the Canadian Prospectus or the U.S. Prospectus (as therein defined), and also a representation and warranty as of the date of this Underwriting Agreement in relation to the Canadian Prospectus or the U.S. Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Underwriting Agreement. Each reference to the Representatives herein and in the provisions of the Basic Provisions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities and the address of the Representatives are set forth at the end of Schedule II hereto.

        An amendment to the Registration Statement, or a supplement to the U.S. Prospectus, and a supplement to the Canadian Prospectus, respectively, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission and the Reviewing Authority.

        Subject to the terms and conditions set forth herein and in the Basic Provisions incorporated herein by reference, Parent agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Parent, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

        If the foregoing is in accordance with your understanding, please sign and return to us, one for Parent and each of the Representatives plus one for each counsel, counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and Parent. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to Parent for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow.]

Very truly yours,
PETRO-CANADA
By:	/s/ E. F. H. Roberts
Name: E. F. H. Roberts Title: Executive Vice-President & Chief Financial Officer
By:	/s/ Hugh L. Hooker
Name: Hugh L. Hooker Title: Associate General Counsel & Corporate Secretary

Accepted as of the date hereof:

ABN AMRO INCORPORATED
DEUTSCHE BANK SECURITIES INC.

For themselves and as Representatives of the
other Underwriters named in Schedule I
hereto

By:	ABN AMRO INCORPORATED
By:	/s/ David Joo
Name: David Joo Title: Vice President

By:	DEUTSCHE BANK SECURITIES INC.
By:	/s/ Ben Smilchensky
Name: Ben Smilchensky Title: Managing Director
By:	/s/ Scott Flieger
Name: Scott Flieger Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
ABN AMRO Incorporated	$150,000,000
Deutsche Bank Securities Inc.	150,000,000
Harris Nesbitt Corp.	40,000,000
RBC Capital Markets Corporation	40,000,000
Scotia Capital (USA) Inc.	40,000,000
BNP Paribas Securities Corp.	30,000,000
CIBC World Markets Corp.	30,000,000
Citigroup Global Markets Inc.	30,000,000
HSBC Securities (USA) Inc.	30,000,000
J.P. Morgan Securities Inc.	30,000,000
TD Securities (USA) LLC	30,000,000

Total	$600,000,000

SCHEDULE II

Issuer: Petro-Canada

Title of Designated Securities:

  5.95% Senior Notes due 2035

Aggregate principal amount:

  $600,000,000

Price to Public:

  98.774% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 16, 2005 to the date of delivery.

Purchase Price by Underwriters:

  97.899% of the principal amount of the Designated Securities.

Form of Designated Securities:

  Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or its agent.

  Definitive form, only in the event that use of the book-entry system for the Designated Securities is discontinued or upon the occurrence of certain other events.

Specified funds for payment of purchase price:

  Federal (same-day) funds

Time of Delivery:

  9 a.m. (New York City time), May 16, 2005

Indenture:

  Indenture, dated as of November 15, 2004, among Parent, PC Financial Partnership and The Bank of New York, as Trustee

Maturity:

  May 15, 2035

Interest Rate:

  5.95%

Interest Payment Dates:

  May 15 and November 15, commencing November 15, 2005

Redemption Provisions:

  The Designated Securities may be redeemed, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Designated Securities to be redeemed, and

  •
  as determined by the Quotation Agent (as defined in the U.S. Prospectus), the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities to be redeemed (not including any portion of the payments of interest accrued as of the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 12 30-day months) at the Adjusted Treasury Rate (as defined in the U.S. Prospectus) plus 25 basis points.

  in either case, plus accrued interest thereon to the redemption date.

  The Designated Securities may also be redeemed, in whole but not in part, in the event that certain changes affecting Canadian withholding taxes occur, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date.

Sinking Fund Provisions:

  No sinking fund provisions

Closing location for delivery of Designated Securities:

  Fraser Milner Casgrain LLP
  3000, 237 - 4th Avenue S.W.
  Calgary, Alberta
  T2P 4X7

Names and addresses of Representatives:

  Designated Representatives:

    Canadian counsel for Petro-Canada:

      Fraser Milner Casgrain LLP
      30th Floor, Fifth Avenue Place
      237 - 4th Avenue S.W.
      Calgary, Alberta T2P 4X7

    U.S. counsel for Petro-Canada:

      Torys LLP
      237 Park Avenue
      New York, New York 10017-3142

  Counsel for ABN AMRO Incorporated and Deutsche Bank Securities Inc.:

    Paul, Weiss, Rifkind, Wharton & Garrison LLP
    1285 Avenue of the Americas
    New York, New York 10019-6064

Address for Notices:

  Petro-Canada:

    P.O. Box 2844
    150 - 6th Avenue S.W.
    Calgary, Alberta T2P 3E3

  ABN AMRO Incorporated

    55 East 52nd Street, 6th Floor
    New York, NY 10055

  Deutsche Bank Securities Inc.

    60 Wall Street
    New York, NY 10005

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Exhibit 1